SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report                      December 27, 2000
(Date of earliest event reported)  (December 21, 2000)

CTC COMMUNICATIONS GROUP, INC.
(Exact name of registrant as specified in its charter)
          Delaware                   0-27505            04-3469590
       (State or other jurisdiction (Commission         (IRS Employer
         of incorporation)          File Number)   Identification No.)

          220 Bear Hill Rd., Waltham, Massachusetts         02451
        (Address of principal executive offices)          (Zip Code)

                               (781) 466-8080
 (Registrant's telephone number including area code)

 (Former name or former address if changed since last report)

Item 5.  Other Events

On December 21, 2000, the Registrant issued the following press release:

CTC Communications Completes Alpha Testing of Switched Local Voice Services on its Packet Based Network

--First of a Kind Voice Services on a Packet-Based Network Become A Reality in Springfield, MA--

Alpha Highlights:
-Hardware, Software, Signaling Integration and Proof of Concept Complete -Lab Testing of Switched Long Distance and Local Calling Complete
-Testing of Business Class Features including Direct Inward and Outward
  Dialing (DID&DOD) and Busy Line Hunting Complete
-Local and Long Distance Voice Calls to and from the CTC Packet-Based
  Network and the Public Switched Telephone Network Complete
-Customer Beta Trials to Start Within Five Days

WALTHAM, Mass-December 21, 2000-- CTC Communications Group Inc. (NASDAQ:
CPTL)--today announced it has completed Alpha testing for switched local and long distance voice calling on its IP+ATM, packet-based network. The completion of Alpha testing paves the way for customer beta trials that will start within five days.

CTC has completed testing of all the voice components of its PowerPath(sm) packet-based network and has originated and terminated switched long distance and local voice calls to and from its packet-based network and the Public Switched Telephone Network. The Company has successfully integrated, tested and proven voice services on its 100% packet-based network including its Cisco core and edge devices, its Telcordia Technologies Call Agent (softswitch), the internal packet network signaling using Multimedia Gateway Control Protocol (MGCP), network to network Signaling System Seven (SS7), voice gateways and interconnection to the world-wide Public Switched Telephone Network.

"We are ready to provide packet-based local voice services to beta customers in western Massachusetts", stated Frederic Kunzi, CTC's Chief Technology Officer. "This is the day we have worked toward and anticipated for over a year. It is a remarkable and historic achievement. We are the first carrier to provide business class local switched voice services on a 100% packet-based network. CTC's network is the next generation communications infrastructure of the future, and it is here today. Within five days, our CTC beta customers will begin utilizing our network for their switched local and long distance voice services".

Steve McGrath, CTC's Engineering Director for Next Generation Network Services and Aaron Bruneau, CTC's Engineering Director for Network Development, commented on this landmark accomplishment. "This is an unprecedented milestone and testimony to the talent and commitment of CTC and its strategic partners. The successful completion of alpha testing basically means that switched long distance and local voice services on our packet-based network are operational and they work. We now turn our attention to our beta customers and their commercial use of these voice services. We have six beta customers ready to go and will convert their voice services to the network one at a time. All required hardware, software and access facilities have been installed and tested at these customer locations. CTC promised the market that we would have customers utilizing voice services on our packet-based network by the end of this calendar year. We will deliver on that commitment".

About CTC Communications
CTC is a rapidly growing "next generation" Integrated Communications Carrier utilizing next generation technology and providing its customers with converged voice, data, Internet and video services on a broadband, packet-based network. The Company serves medium and larger business customers from Virginia to Maine, which includes the most robust telecommunications region in the world-the Washington D.C. to Boston corridor. CTC was managing more than 407,000 access lines as of September 30, 2000.

The Company's Cisco Powered IP+ATM packet network and its 450 member sales and service teams, provide contiguous marketing and technology coverage throughout the Northeast and Mid-Atlantic States. The Company, through its dedicated commitment to exceptional customer service, has achieved an industry-leading market share in the Northeast and an industry-leading line retention rate in excess of 99 percent. CTC can be found on the worldwide web at www.ctcnet.com.

The statements in this press release that relate to future plans, events or performance are forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements including the ability of the Company to successfully complete beta testing of local voice services on its packet-based network. Readers are, accordingly, cautioned not to place undue reliance on these forward-looking statements. Additional information about these risks and uncertainties is set forth in the Company's most recent report on Forms 10-K and 10Q. CTC undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect results, events or circumstances after the date hereof.

Contact:	John Dinsmore 			 	John Pittenger
		Feldman Communications Inc.		CTC Communications
		410-571-8900 (t)				781-466-1302  (t)
		JDFelCom@aol.com (e)			pitt@ctcnet.com
		www.FeldmanCommunications.com		www.ctcnet.com
* * *

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                  CTC COMMUNICATIONS GROUP, INC.
                 By: /s/ John D. Pittenger
                 John D. Pittenger,
                 Executive Vice President, Finance and Administration

Dated: December 27, 2000